Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act

Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Edward Jones Money Market Fund, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Trust for the period ended February 28, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Trust for the stated period.

/s/ Evan S. Posner	/s/ Aaron J. Masek
Evan S. Posner	Aaron J. Masek
Principal Executive Officer	Principal Financial Officer

Dated: April 30, 2026

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Edward Jones Money Market Fund for purposes of Section 18 of the Securities Exchange Act of 1934.